Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom, LLP]

June 2, 2014

Express Scripts Holding Company

One Express Way

St. Louis, Missouri 63121

Re:	Express Scripts Holding Company
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Express Scripts Holding Company, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and the Guarantors listed on Schedule I hereto (collectively, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of: (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), (ii) shares of preferred stock of the Company (“Preferred Stock”), which may be issued in one or more series, (iii) senior debt securities, subordinated debt securities or junior subordinated debt securities of the Company (collectively, “Debt Securities”), which may be issued in one or more series under the indenture, dated as of November 21, 2011 (the “Indenture”), between the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), which is filed as an exhibit to the Registration Statement, (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein (each, a “Warrant Agent”), (v) subscription rights to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities or other securities (“Subscription Rights”), which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into by the Company and one or more subscription agents to be named therein (each, a “Subscription Agent”), (vi) purchase contracts (“Purchase Contracts”) obligating the holders

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June 2, 2014

thereof to purchase from the Company, and the Company to sell to such holders, shares of common stock, shares of preferred stock or debt securities issued by the Company or by third parties at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein (each, a “Purchase Contract Agent”), (vii) purchase units of the Company (“Purchase Units”), each consisting of a Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. treasury securities, or any other securities or any combination of the foregoing, which may be issued pursuant to one or more agreements (each, a “Purchase Unit Agreement”) proposed to be entered into by the Company and one or more purchase unit agents to be named therein (each, a “Purchase Unit Agent”), and (viii) such indeterminate number of shares of Common Stock or Preferred Stock and amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Debt Securities, Warrants or Subscription Rights or settlement of any Purchase Contracts or Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The Registration Statement also relates to the issuance and sale from time to time by the Guarantors of guarantees of the Debt Securities (“Guarantees”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights, Purchase Contracts, Purchase Units, Indeterminate Securities and Guarantees offered pursuant to the Registration Statement are collectively referred to herein as the “Securities”.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) an executed copy of the Indenture;

(c) an executed copy of a certificate for each Opinion Party (as defined below) of the Secretary or Assistant Secretary, as applicable, of each Opinion Party, dated the date hereof (collectively, the “Secretary’s Certificates”);

(d) copies of each Opinion Party’s articles of incorporation, certificate of incorporation, certificate of formation or articles of organization, as applicable, certified by the Secretary of State of each such Opinion Party’s applicable jurisdiction of formation or organization, as applicable, and certified pursuant to the Secretary’s Certificates, as applicable;

(e) a copy of the Company’s by-laws, as amended and in effect on the date hereof, certified pursuant to the Company’s Secretary’s Certificate;

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June 2, 2014

(f) a copy of the by-laws, limited liability company agreement or partnership agreement, as applicable, in each case as amended and in effect as of the date hereof, of each Opinion Party Guarantor, as described on Schedule II hereto, certified pursuant to the Secretary’s Certificates, as applicable;

(g) a copy of certain resolutions of the board of directors of the Company (the “Board of Directors”), adopted on May 7, 2014, certified pursuant to the Company’s Secretary’s Certificate; and

(h) copies of certain resolutions of the board of directors, board of managers, general partner or other managing body, as applicable, of each Opinion Party Guarantor, as described on Schedule II hereto, certified pursuant to the Secretary’s Certificates, as applicable.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws, of the State of New York, (ii) the General Corporation Law of the State of Delaware (the “DGCL”), the Delaware Limited Liability Company Act (the “DLLCA”), the Delaware Revised Uniform Partnership Act (“DRUPA”), the Massachusetts Business Corporation Act (the “MBCA”) and the Business Corporation Law of the State of New York (“NYBCL”), and (iii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

As used herein, (i) “Opinion Parties” means the Company and the Opinion Party Guarantors, (ii) “Opinion Party Guarantors” means the Delaware Opinion Party Guarantors, the Massachusetts Opinion Party Guarantors and the New York Opinion Party Guarantors, (iii)

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“Delaware Opinion Party Guarantors” means each of the entities listed on Schedule II hereto under the headings “Delaware Corporate Party Guarantors”, “Delaware Partnership Party Guarantors” and “Delaware LLC Party Guarantor”, (iv) “Massachusetts Opinion Party Guarantors” means the entities listed on Schedule II hereto under the heading “Massachusetts Opinion Party Guarantors,” and (v) “New York Opinion Party Guarantors” means the entities listed on Schedule II hereto under the heading “New York Opinion Party Guarantors.” “Non-Opinion Party Guarantors” means each of the Guarantors listed on Schedule III hereto. “Transaction Agreements” means the Indenture and the supplemental indentures and officer’s certificates thereto, the Guarantees, the Warrant Agreements, the Subscription Rights Agreements, the Purchase Contract Agreements and the Purchase Unit Agreements.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. With respect to any shares of Common Stock offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Common Stock is to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, have taken all necessary corporate action to approve the issuance and sale of the Offered Common Stock and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the certificate of incorporation and by-laws of the Company so as not to violate any applicable law, the certificate of incorporation and by-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock are duly executed and countersigned; and (vii) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

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2. With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Preferred Stock is to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the DGCL (the “Certificate”); (v) the filing of the Certificate with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the certificate of incorporation and by-laws of the Company, including the Certificate relating to the Offered Preferred Stock, so as not to violate any applicable law, the certificate of incorporation or by-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned; and (viii) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable.

3. With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Debt Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Indenture and any officer’s certificate or supplemental indenture establishing the terms of the Offered Debt Securities has been duly authorized,

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executed and delivered by the Company and any other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters in conformity with the Indenture and any such officer’s certificate or supplemental indenture; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Debt Securities so as not to violate any applicable law, the certificate of incorporation and by-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (viii) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Debt Securities and have been duly executed and authenticated in accordance with the provisions of the Indenture and any such officer’s certificate or supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the Indenture and such officer’s certificate or supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

4. With respect to any Guarantee offered by any Guarantor of any series of Offered Debt Securities, including any Guarantee of any Indeterminate Securities constituting Offered Debt Securities of such series (the “Offered Guarantees”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities and the Offered Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Guarantees are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Indenture and any officer’s certificate or supplemental indenture establishing the terms of the Offered Debt Securities and the Offered Guarantees has been duly authorized, executed and delivered by the Company and any other parties thereto; (v) the board of directors, board of managers, general partner or other managing body, as applicable, of such Guarantor, including any appropriate committee appointed thereby, and appropriate officers of such Guarantor have taken all necessary corporate, limited liability company or limited partnership, as applicable, action to approve the issuance, sale and terms of the Offered Guarantees and related matters in conformity with the Indenture and any such officer’s certificate or supplemental indenture; (vi) the terms of the Offered Guarantees and of their issuance and sale have been duly established in conformity with the Indenture and any officer’s certificate or supplemental indenture establishing

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the terms of such Offered Guarantees so as not to violate any applicable law, the articles of incorporation, certificate of incorporation, certificate of formation, articles of organization, by-laws, limited liability company agreement or partnership agreement, as applicable, of such Guarantor or result in a default under or breach of any agreement or instrument binding upon such Guarantor, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Guarantor; and (viii) the Offered Guarantees have been duly executed and delivered in accordance with the provisions of the Indenture and any such officer’s certificate or supplemental indenture and duly issued in accordance with the Indenture and such officer’s certificate or supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, the Offered Guarantees will constitute valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms under the laws of the State of New York.

5. With respect to any Warrants offered by the Company (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Warrants are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Warrants and related matters; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the certificate of incorporation and by-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the Common Stock, Preferred Stock and Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company; and (viii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

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6. With respect to any Subscription Rights offered by the Company (the “Offered Subscription Rights”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Subscription Rights has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Subscription Rights are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subscription Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) a Subscription Rights Agreement relating to the Offered Subscription Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Subscription Rights and related matters; (vi) the terms of the Offered Subscription Rights and of their issuance and sale have been duly established in conformity with the applicable Subscription Rights Agreement and Subscription Rights Certificate so as not to violate any applicable law, the certificate of incorporation and by-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Subscription Agent; (vii) the Common Stock, Preferred Stock, Debt Securities and other securities relating to such Offered Subscription Rights have been duly authorized for issuance by the Company or by third parties, as applicable; and (viii) the Subscription Rights Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Subscription Rights Agreement, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Subscription Rights Agreement and Subscription Rights Certificate and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

7. With respect to any Purchase Contracts offered by the Company (the “Offered Purchase Contracts”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Purchase Contracts are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) a Purchase Contract Agreement relating to the Offered Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have

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taken all necessary corporate action to approve the issuance, sale and terms of the Offered Purchase Contracts and related matters; (vi) the terms of the Offered Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement so as not to violate any applicable law, the certificate of incorporation of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Purchase Contract Agent; (vii) the common stock, preferred stock and debt securities relating to such Offered Purchase Contracts have been duly authorized for issuance by the Company or by third parties, as applicable; and (viii) the Offered Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Purchase Contract Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

8. With respect to any Purchase Units offered by the Company (the “Offered Purchase Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Purchase Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Purchase Units are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Purchase Units and related matters; (vi) the terms of the Offered Purchase Units and the related Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. treasury securities, or other securities and of their issuance and sale have been duly established in conformity with the applicable Purchase Unit Agreement so as not to violate any applicable law, the certificate of incorporation and by-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Purchase Unit Agent; (vii) the Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. treasury securities, or other securities included in such Offered Purchase Units have been duly authorized for issuance by the Company or by third parties, as applicable; and (viii) the Offered Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Unit Agreement, the Offered Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Purchase Unit Agreement and the

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applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e) we have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision;

(f) we have assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements, Subscription Rights Agreements, Purchase Contract Agreements and Purchase Unit Agreements and that such choice is and will be a valid and legal provision;

(g) we have assumed that any Debt Securities, Warrants, Subscription Rights, Purchase Contracts and Purchase Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any Trustee, Warrant Agent, Subscription Agent, Purchase Contract Agent and Purchase Unit Agent, as the case may be;

(h) we have assumed that the limited liability company agreement and the partnership agreement, as applicable, of the applicable Delaware Opinion Party Guarantor set forth on Schedule II is the only limited liability company agreement or partnership agreement, as applicable, as defined under the DLLCA or the DRUPA, as applicable, of such Delaware Opinion Party Guarantor;

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(i) we do not express any opinion with respect to the enforceability of applicable provisions contained in the Offered Guarantees, the Indenture and the supplemental indentures and officer’s certificates thereto to the extent that such provisions provide that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;

(j) we do not express any opinion with respect to the enforceability of applicable provisions contained in the Offered Guarantees, the Indenture and the supplemental indentures and officer’s certificates thereto to the extent that such provisions limit the obligation of the Guarantors under the Offered Guarantees to a level that would not constitute a fraudulent conveyance;

(k) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a) each Non-Opinion Party Guarantor (i) is duly incorporated or formed, as applicable, and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization or formation, as applicable, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which such Non-Opinion Party Guarantor is a party;

(b) each Non-Opinion Party Guarantor has the corporate or limited liability company, as applicable, power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which such Non-Opinion Party Guarantor is a party;

(c) neither the execution and delivery by the Company and each Guarantor of the Transaction Agreements to which the Company or such Guarantor is a party nor the consummation by the Company and such Guarantor of the transactions contemplated thereby, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the articles of incorporation, certificate of incorporation, certificate of formation, articles of

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organization, by-laws, limited liability company agreement or partnership agreement, as applicable, of the Company or any Guarantor, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or any Guarantor or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or any Guarantor or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or any Guarantor or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(d) neither the execution and delivery by the Company or any Guarantor of the Transaction Agreements to which the Company or such Guarantor is a party nor the consummation by the Company and such Guarantor of the transactions contemplated thereby, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

Guarantors

Legal Name	Type of Entity	Jurisdiction of Incorporation Formation
Accredo Care Network, Inc.	Corporation	Delaware
Accredo Health Group, Inc.	Corporation	Delaware
Accredo Health, Incorporated	Corporation	Delaware
Ahg Of New York, Inc.	Corporation	New York
Airport Holdings, LLC	Limited Liability Company	New Jersey
Bio Partners In Care, Inc.	Corporation	Missouri
Byfield Drug, Inc.	Corporation	Massachusetts
Care Continuum, Inc.	Corporation	Kentucky
CFI of New Jersey, Inc.	Corporation	New Jersey
Chesapeake Infusion, Inc.	Corporation	Florida
CuraScript PBM Services, Inc.	Corporation	Delaware
CuraScript, Inc.	Corporation	Delaware
Diversified Pharmaceutical Services, Inc.	Corporation	Minnesota
ESI Acquisition, Inc.	Corporation	New York
ESI Claims, Inc.	Corporation	Delaware
ESI Enterprises, LLC	Limited Liability Company	Delaware
ESI HRA, LLC	Limited Liability Company	Delaware
ESI Mail Order Processing, Inc.	Corporation	Delaware
ESI Mail Pharmacy Service, Inc.	Corporation	Delaware
ESI Partnership	General Partnership	Delaware
ESI Realty, LLC	Limited Liability Company	New Jersey
ESI Resources, Inc.	Corporation	Minnesota
ESI-GP Holdings, Inc.	Corporation	Delaware
Express Scripts Administrators, LLC	Limited Liability Company	Delaware
Express Scripts Canada Holding, Co.	Corporation	Delaware
Express Scripts Canada Holding, LLC	Limited Liability Company	Delaware
Express Scripts MSA, LLC	Limited Liability Company	Florida
Express Scripts Pharmaceutical Procurement, LLC	Limited Liability Company	Delaware
Express Scripts Pharmacy, Inc.	Corporation	Delaware
Express Scripts Senior Care Holdings, Inc.	Corporation	Delaware
Express Scripts Senior Care, Inc.	Corporation	Delaware
Express Scripts Services Company	Corporation	Delaware
Express Scripts Specialty Distribution Services, Inc.	Corporation	Delaware

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Express Scripts Utilization Management Co.	Corporation	Delaware
Express Scripts WC, Inc.	Corporation	Florida
Express Scripts, Inc.	Corporation	Delaware
Freco, Inc.	Corporation	Florida
Freedom Service Company, LLC	Limited Liability Company	Florida
Healthbridge Reimbursement and Product Support, Inc.	Corporation	Massachusetts
Healthbridge, Inc.	Corporation	Delaware
Home Healthcare Resources, Inc.	Corporation	Pennsylvania
iBiologic, Inc.	Corporation	Delaware
IVTx, Inc.	Corporation	Delaware
Lynnfield Compounding Center, Inc.	Corporation	Florida
Lynnfield Drug, Inc.	Corporation	Florida
MAH Pharmacy, L.L.C.	Limited Liability Company	Delaware
Matrix GPO LLC	Limited Liability Company	Indiana
Medco CDUR, L.L.C.	Limited Liability Company	Delaware
Medco CHP, L.L.C.	Limited Liability Company	Delaware
Medco Continuation Health, L.L.C.	Limited Liability Company	Delaware
Medco Europe , L.L.C.	Limited Liability Company	Delaware
Medco Europe II, L.L.C.	Limited Liability Company	Delaware
Medco Health New York Independent Practice Association, L.L.C.	Corporation	New York
Medco Health Puerto Rico, L.L.C.	Limited Liability Company	Delaware
Medco Health Services, Inc.	Corporation	Delaware
Medco Health Solutions Of Illinois, L.L.C.	Limited Liability Company	Delaware
Medco Health Solutions, Inc.	Corporation	Delaware
Medco of Willingboro Urban Renewal, L.L.C.	Limited Liability Company	New Jersey
Medco Research Institute, L.L.C.	Limited Liability Company	Delaware
Mooresville On-Site Pharmacy LLC	Limited Liability Company	Delaware
National Prescription Administrators, Inc.	Corporation	New Jersey
National RX Services No.3, Inc. of Ohio	Corporation	Ohio
Priority Healthcare Corporation	Corporation	Indiana
Priority Healthcare Corporation West	Corporation	Nevada
Priority Healthcare Distribution, Inc.	Corporation	Florida
Priority Healthcare Pharmacy, Inc.	Corporation	Florida
Priorityhealthcare.com, Inc.	Corporation	Florida
Sinuspharmacy, Inc.	Corporation	Florida
Specialty Infusion Pharmacy, Inc.	Corporation	Florida
Spectracare Healthcare Ventures, Inc.	Corporation	Kentucky
Spectracare Infusion Pharmacy, Inc.	Corporation	Kentucky
Spectracare of Indiana	Partnership	Indiana
Spectracare, Inc.	Corporation	Kentucky

Systemed, L.L.C.	Limited Liability Company	Delaware
The Vaccine Consortium, LLC	Limited Liability Company	Maryland
Therapease Cuisine, Inc.	Corporation	Wisconsin
TVC Acquisition Co., INC.	Corporation	Delaware
UBC Late Stage, Inc.	Corporation	Missouri
United Biosource Holdings, Inc.	Corporation	Delaware
United Biosource LLC	Limited Liability Company	Delaware
United Biosource Patient Solutions, Inc.	Corporation	Delaware
Value Health, Inc.	Corporation	Delaware
YourPharmacy.com, Inc.	Corporation	Delaware

Schedule II

Opinion Party Guarantors

Legal Name	Type of Entity	Jurisdiction of Incorporation Formation	By-laws, Limited Liability Company Agreement or Partnership Agreement	Date of By- laws, Limited Liability Company Agreement or Partnership Agreement	Parties to Limited Liability Company Agreement or Partnership Agreement	Guarantee Authorizing Resolutions
Delaware Corporate Party Guarantors
Accredo Care Network, Inc.	Corporation	Delaware	By-laws	April 2, 2012	N/A	Board of Directors, dated May 7, 2014
Accredo Health Group, Inc.	Corporation	Delaware	By-laws	April 2, 2012	N/A	Board of Directors, dated May 7, 2014
Accredo Health, Incorporated	Corporation	Delaware	By-laws	April 2, 2012	N/A	Board of Directors, dated May 7, 2014
CuraScript PBM Services, Inc.	Corporation	Delaware	By-laws	January 30, 2004	N/A	Board of Directors, dated May 7, 2014
CuraScript, Inc.	Corporation	Delaware	By-laws	January 30, 2004	N/A	Board of Directors, dated May 7, 2014
ESI Claims, Inc.	Corporation	Delaware	By-laws	December 3, 1999	N/A	Board of Directors, dated May 7, 2014
ESI Mail Order Processing, Inc.	Corporation	Delaware	By-laws	December 1, 2009	N/A	Board of Directors, dated May 7, 2014
ESI Mail Pharmacy Service, Inc.	Corporation	Delaware	By-laws	November 11, 1999	N/A	Board of Directors, dated May 7, 2014
ESI-GP Holdings, Inc.	Corporation	Delaware	By-laws	June 9, 2009	N/A	Board of Directors, dated May 7, 2014
Express Scripts Canada Holding, Co.	Corporation	Delaware	By-laws	April 12, 2002	N/A	Board of Directors, dated May 7, 2014

Express Scripts Pharmacy, Inc.	Corporation	Delaware	By-laws	June 27, 2013	N/A	Board of Directors, dated May 7, 2014
Express Scripts Senior Care Holdings, Inc.	Corporation	Delaware	By-laws	April 8, 2005	N/A	Board of Directors, dated May 7, 2014
Express Scripts Senior Care, Inc.	Corporation	Delaware	By-laws	April 25, 2005	N/A	Board of Directors, dated May 7, 2014
Express Scripts Services Company	Corporation	Delaware	By-laws	November 5, 1998	N/A	Board of Directors, dated May 7, 2014
Express Scripts Specialty Distribution Services, Inc.	Corporation	Delaware	By-laws	December 3, 1999	N/A	Board of Directors, dated May 7, 2014
Express Scripts Utilization Management Co.	Corporation	Delaware	By-laws	November 30, 1999	N/A	Board of Directors, dated May 7, 2014
Express Scripts, Inc.	Corporation	Delaware	By-laws	April 2, 2012	N/A	Board of Directors, dated May 7, 2014
Healthbridge, Inc.	Corporation	Delaware	By-laws	May 28, 2009	N/A	Board of Directors, dated May 7, 2014
iBiologic, Inc.	Corporation	Delaware	By-laws	January 30, 2004	N/A	Board of Directors, dated May 7, 2014
IVTx, Inc.	Corporation	Delaware	By-laws	October 3, 1997	N/A	Board of Directors, dated May 7, 2014
Medco Health Services, Inc.	Corporation	Delaware	By-laws	April 2, 2012	N/A	Board of Directors, dated May 7, 2014
Medco Health Solutions, Inc.	Corporation	Delaware	By-laws	April 2, 2012	N/A	Board of Directors, dated May 7, 2014
TVC Acquisition Co., INC.	Corporation	Delaware	By-laws	April 2, 2012	N/A	Board of Directors, dated May 7, 2014
United Bisource Holdings, Inc.	Corporation	Delaware	By-laws	June 25, 2013	N/A	Board of Directors, dated May 7, 2014

United Bisource Patient Solutions, Inc.	Corporation	Delaware	By-laws	April 2, 2012	N/A	Board of Directors, dated May 7, 2014
Value Health, Inc.	Corporation	Delaware	By-laws	April 12, 2002	N/A	Board of Directors, dated May 7, 2014
YourPharmacy.com, Inc.	Corporation	Delaware	By-laws	April 12, 2002	N/A	Board of Directors, dated May 7, 2014
Delaware Partnership Party Guarantor
ESI Partnership	General Partnership	Delaware	Partnership Agreement	May 1, 2001	Express Scripts, Inc. and ESI-GP Holdings, Inc.	Written Consent of the Partners dated May 7, 2014
Delaware LLC Party Guarantors
ESI Enterprises, LLC	Limited Liability Company	Delaware	Limited Liability Company Agreement	June 30, 2003	Express Scripts, Inc., Express-Scripts Specialty Distribution Services, ESI Mail Pharmacy Services, Inc. and ESI-GP Holdings, Inc.	Written Consent of the Members dated May 7, 2014
ESI HRA, LLC	Limited Liability Company	Delaware	Limited Liability Company Agreement	October 10, 2007	Express Scripts, Inc.	Written Consent of the Board of Directors of the Sole Member dated May 7, 2014
Express Scripts Administrators, LLC	Limited Liability Company	Delaware	Limited Liability Company Agreement	November 1, 2013	Medco Health Solutions, Inc.	Written Consent of the Board of Directors of the Sole Member dated May 7, 2014
Express Scripts Canada Holding, LLC	Limited Liability Company	Delaware	Limited Liability Company Agreement	November 20, 2009	Express Scripts Canada Holding Co.	Written Consent of the Board of Directors of the Sole Member dated May 7, 2014

Express Scripts Pharmaceutical Procurement, LLC	Limited Liability Company	Delaware	Limited Liability Company Agreement	November 1, 2006	Express Scripts, Inc. and ESI Mail Pharmacy Service, Inc.	Written Consent of the Members dated May 7, 2014
MAH Pharmacy, L.L.C.	Limited Liability Company	Delaware	Limited Liability Company Agreement	April 2, 2012	Medco Health Solutions, Inc.	Written Consent of the Board of Directors of the Sole Member dated May 7, 2014
Medco CDUR, L.L.C.	Limited Liability Company	Delaware	Limited Liability Company Agreement	April 2, 2012	Medco Health Solutions, Inc.	Written Consent of the Board of Directors of the Sole Member dated May 7, 2014
Medco CHP, L.L.C.	Limited Liability Company	Delaware	Limited Liability Company Agreement	April 2, 2012	Medco Health Solutions, Inc.	Written Consent of the Board of Directors of the Sole Member dated May 7, 2014
Medco Continuation Health, L.L.C.	Limited Liability Company	Delaware	Limited Liability Company Agreement	April 2, 2012	Medco Health Solutions, Inc.	Written Consent of the Board of Directors of the Sole Member dated May 7, 2014
Medco Europe , L.L.C.	Limited Liability Company	Delaware	Limited Liability Company Agreement	April 2, 2012	Medco Health Solutions, Inc.	Written Consent of the Board of Directors of the Sole Member dated May 7, 2014
Medco Europe II, L.L.C.	Limited Liability Company	Delaware	Limited Liability Company Agreement	April 2, 2012	Medco Europe , L.L.C.	Written Consent of the Board of Directors of the Sole Member dated May 7, 2014
Medco Health Puerto Rico, L.L.C.	Limited Liability Company	Delaware	Limited Liability Company Agreement	April 2, 2012	Medco Health Solutions, Inc.	Written Consent of the Board of Directors of the Sole Member dated May 7, 2014
Medco Health Solutions Of Illinois, L.L.C.	Limited Liability Company	Delaware	Limited Liability Company Agreement	April 2, 2012	Medco Health Solutions, Inc.	Written Consent of the Board of Directors of the Sole Member dated May 7, 2014

Medco Research Institute, L.L.C.	Limited Liability Company	Delaware	Limited Liability Company Agreement	April 2, 2012	Medco Health Solutions, Inc.	Written Consent of the Board of Directors of the Sole Member dated May 7, 2014
Mooresville On-Site Pharmacy LLC	Limited Liability Company	Delaware	Limited Liability Company Agreement	January 29, 2009	ESI Mail Pharmacy Service, Inc.	Written Consent of the Board of Directors of the Sole Member dated May 7, 2014
Systemed, L.L.C.	Limited Liability Company	Delaware	Limited Liability Company Agreement	April 2, 2012	Medco Health Solutions, Inc.	Written Consent of the Board of Directors of the Sole Member dated May 7, 2014
United Biosource LLC	Limited Liability Company	Delaware	Limited Liability Company Agreement	June 27, 2013	United BioSource Holdings, Inc.	Written Consent of the Board of Directors of the Sole Member dated May 7, 2014
Massachusetts Opinion Party Guarantors
Byfield Drug, Inc.	Corporation	Massachusetts	By-laws	June 14, 2002	N/A	Board of Directors, dated May 7, 2014
Healthbridge Reimbursement and Product Support, Inc.	Corporation	Massachusetts	By-laws	January 23, 1988	N/A	Board of Directors, dated May 7, 2014
New York Opinion Party Guarantors
Ahg Of New York, Inc.	Corporation	New York	By-laws	April 2, 2012	N/A	Board of Directors, dated May 7, 2014
ESI Acquisition, Inc.	Corporation	New York	By-laws	December 1, 2009	N/A	Board of Directors, dated May 7, 2014
Medco Health New York Independent Practice Association, L.L.C.	Corporation	New York	By-laws	April 2, 2012	N/A	Board of Directors, dated May 7, 2014

Schedule III

Non-Opinion Party Guarantors

Legal Name	Type of Entity	Jurisdiction of Incorporation or Formation
Airport Holdings, LLC	Limited Liability Company	New Jersey
Bio Partners In Care, Inc.	Corporation	Missouri
Care Continuum, Inc.	Corporation	Kentucky
CFI of New Jersey, Inc.	Corporation	New Jersey
Chesapeake Infusion, Inc.	Corporation	Florida
Diversified Pharmaceutical Services, Inc.	Corporation	Minnesota
ESI Realty, LLC	Limited Liability Company	New Jersey
ESI Resources, Inc.	Corporation	Minnesota
Express Scripts MSA, LLC	Limited Liability Company	Florida
Express Scripts WC, Inc.	Corporation	Florida
Freco, Inc.	Corporation	Florida
Freedom Service Company, LLC	Limited Liability Company	Florida
Home Healthcare Resources, Inc.	Corporation	Pennsylvania
Lynnfield Compounding Center, Inc.	Corporation	Florida
Lynnfield Drug, Inc.	Corporation	Florida
Matrix GPO LLC	Limited Liability Company	Indiana
Medco Of Willingboro Urban Renewal, L.L.C.	Limited Liability Company	New Jersey
National Prescription Administrators, Inc.	Corporation	New Jersey
National RX Services No. 3, Inc. of Ohio	Corporation	Ohio
Priority Healthcare Corporation	Corporation	Indiana
Priority Healthcare Corporation West	Corporation	Nevada
Priority Healthcare Distribution, Inc.	Corporation	Florida
Priority Healthcare Pharmacy, Inc.	Corporation	Florida
Priorityhealthcare.com, Inc.	Corporation	Florida
Sinuspharmacy, Inc.	Corporation	Florida
Specialty Infusion Pharmacy, Inc.	Corporation	Florida
Spectracare Healthcare Ventures, Inc.	Corporation	Kentucky
Spectracare Infusion Pharmacy, Inc.	Corporation	Kentucky
Spectracare of Indiana	Partnership	Indiana
Spectracare, Inc.	Corporation	Kentucky
The Vaccine Consortium, LLC	Limited Liability Company	Maryland
Therapease Cuisine, Inc.	Corporation	Wisconsin
UBC Late Stage, Inc.	Corporation	Missouri

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